UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2016

usell.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50494	98-0412432
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

171 Madison Ave., 17th Floor New York, New York	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 213-6805

Former Address: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 27, 2016, uSell.com, Inc. (the “Company”) entered into an agreement with Brian Tepfer, who is Executive Vice President of the Company and Chief Executive Officer of the Company’s wholly-owned subsidiary, We Sell Cellular LLC (“We Sell”), and Scott Tepfer, who is also Executive Vice President of the Company and We Sell’s President. Pursuant to the agreement, effective July 1, 2016, the Tepfers agreed to waive certain stock placement rights granted to them under the Stock Purchase Agreement among BST Distribution, Inc., the Tepfers and the Company dated October 23, 2015. The Company had the obligation with respect to such placement rights to assist the Tepfers in selling $1,500,000 in shares of common stock held by the Tepfers at a minimum price per share of $1.20 each calendar quarter until the Tepfers had received $6,000,000 in total gross proceeds. If the Company was unable to meet these obligations, the Company was required to issue the Tepfers additional shares of common stock, which would have resulted in dilution for existing stockholders. Therefore, these placement rights had resulted in a derivative liability of $1,855,000 on the Company’s balance sheet as of March 31, 2016. The Tepfers also agreed to waive the bonus rights under their respective employment agreements with the Company dated October 23, 2015 which provided for potential annual bonuses in a combined amount exceeding $1,000,000. In exchange for agreeing to waive these placement rights and bonus rights, each of Brian Tepfer and Scott Tepfer was granted the right to receive a quarterly bonus equal to 4.5% of quarterly gross EBITDA under the Company’s new Management Incentive Compensation Plan, described under Item 5.02, below.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2016, the Company adopted its Management Incentive Compensation Plan (the “Plan”). The Plan provides that each quarter that the Company meets certain gross EBITDA thresholds, participants will be eligible to receive quarterly bonuses. The Plan is effective through September 2018. The Plan provides for minimum bonus eligibility thresholds set at quarterly gross EBITDA levels that ensure that the Company will remain cash-flow positive and in compliance with all debt covenants over the term after payment of bonuses. If the Company does not meet the minimum EBITDA threshold in a given quarter, no bonus is payable under the Plan for that quarter. Bonuses will be subject to adjustment in the event the Company’s year-end audit results in restatement of a prior quarter’s EBITDA.

Effective July 1, 2016, the Company granted Chief Executive Officer Nik Raman eligibility under the Plan to receive a bonus representing 2.4% of quarterly gross EBITDA and increased Mr. Raman’s base annual salary from $140,000 to $175,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USELL.COM, INC.

Date: August 2, 2016	By:	/s/ Nikhil Raman
	Name:	Nikhil Raman
	Title:	Chief Executive Officer